Exhibit 1

Publication of Prospectus

The following Base Prospectus has been approved by the Financial Conduct Authority and is available for viewing:

Base Prospectus dated 5 March 2024 (the “Prospectus”) relating to the £25,000,000,000 Euro Medium Term Note Programme of B.A.T. International Finance p.l.c., B.A.T Capital Corporation and B.A.T. Netherlands Finance B.V. (as Issuers) and British American Tobacco p.l.c. and each of the Issuers (except where it is the relevant Issuer) (as Guarantors).

To view the Prospectus and certain documents incorporated by reference therein, please paste the following URL into the address bar of your browser.

http://www.rns-pdf.londonstockexchange.com/rns/6470F_1-2024-3-5.pdf

http://www.rns-pdf.londonstockexchange.com/rns/6470F_2-2024-3-5.pdf

http://www.rns-pdf.londonstockexchange.com/rns/6470F_3-2024-3-5.pdf

http://www.rns-pdf.londonstockexchange.com/rns/6470F_4-2024-3-5.pdf

http://www.rns-pdf.londonstockexchange.com/rns/6470F_5-2024-3-5.pdf

The full documents will be submitted to the National Storage Mechanism and will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Enquiries:

British American Tobacco Press Media Centre

+44 (0) 20 7845 2888 (24 hours) | @BATplc

Investor Relations

Victoria Buxton: +44 (0)20 7845 2012
Amy Chamberlain: +44 (0)20 7845 1124
Yetunde Ibe: +44 (0)20 7845 1095
John Harney: +44 (0)20 7845 1263
Jane Henderson: +44 (0)20 7845 1117

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG

5 March 2024

DISCLAIMER – INTENDED ADDRESSEES

Please note that the information contained in the Prospectus may be addressed to and/or targeted at persons who are residents of particular countries (specified in the Prospectus) only and is not intended for use and should not be relied upon by any person outside these countries and/or to whom the offer contained in the Prospectus is not addressed. Prior to relying on the information contained in the Prospectus, you must ascertain from the Prospectus whether or not you are one of the intended addressees of the information contained therein.

Your right to access this service is conditional upon complying with the above requirement.